EXHIBIT 10.9

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

ALZA Contract # 20001780

INTERIM DEVELOPMENT AGREEMENT

This INTERIM DEVELOPMENT AGREEMENT (“Agreement”) is entered into as of this 8th day of November, 2000 between ALZA CORPORATION (“ALZA”) and BIOMEDICINES, INC. (“BioMedicines”).

RECITALS

A.                                   ALZA and BioMedicines have entered into discussions with respect to the development of a product utilizing proprietary technology of ALZA for the controlled delivery of BioMedicines’ proprietary Interferon Omega recombinant protein and have signed a Confidentiality Agreement dated May 10, 2000 (the “Confidentiality Agreement”) in that regard.

B.                                     The parties wish to commence the development of such product while negotiating the definitive agreement covering the development, manufacture and marketing of such product.

NOW THEREFORE, in consideration of the mutual covenants and agreements provided herein, the parties hereby agree as follows:

1.                                      DEFINITIONS.  For the purposes of this Agreement, the following terms shall have the respective meanings set forth below:

1.1                               “Confidential Information” shall mean (i) in the case of BioMedicines, information disclosed by BioMedicines to ALZA on or after the Effective Date hereof concerning Drug (as defined herein) as such, or the use or manufacture thereof, owned by or licensed to BioMedicines prior to the date of the Confidentiality Agreement or developed by BioMedicines after the date of the Confidentiality Agreement outside the Program (as defined herein) and without reference to or use of any Program Information (as defined herein) or ALZA Confidential Information, and (ii) in the case of ALZA, information disclosed by ALZA to BioMedicines on or after the Effective Date hereof concerning the System, or the use or manufacture thereof, or otherwise useful to the Program, owned by or licensed to ALZA prior to the date of the Confidentiality Agreement or developed by ALZA after the date of the Confidentiality Agreement outside the Program and without reference to or use of any Program Information or BioMedicines Confidential Information.  Confidential Information will not include any information which is (i) now in the public domain or subsequently enters the public domain without fault on the part of the receiving party; (ii) known by the receiving party from its own sources, as evidenced by the receiving party’s written records made prior to the date of the Confidentiality Agreement; or (iii) received from any third party not under any obligation to keep such information confidential.

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1.2                               “Development Costs” shall mean the costs of the Program incurred by ALZA pursuant to this Agreement and determined in accordance with Exhibit A hereto.

1.3                               “Drug” shall mean BioMedicines’ proprietary Interferon Omega recombinant protein in its pure form or in the formulation originally provided to ALZA by BioMedicines hereunder.

1.4                               “Effective Date” shall mean November 8, 2000.

1.5                               “Product” shall mean the product developed under the Program which combines Drug with System or another product combining Drug with System that is substantially identical to the Product.

1.6                               “Program” shall mean all activities undertaken on or after the Effective Date by either or both parties in accordance with the terms hereof for the development of a Product, including regulatory and clinical activities.

1.7                               “Program Information” shall mean any Technical Information and Regulatory Data developed or acquired by either party under or as a result of the Program.

1.8                               “Regulatory Data” shall mean regulatory filings (but not any Program Information owned by ALZA or any of ALZA’s Confidential Information contained therein, which shall remain the property of ALZA) resulting from the Program and clinical study results resulting from activities under the Program.

1.9                               “System” shall mean an implantable osmotic system which is intended to function by releasing the active agent or agents on a controlled basis. The term “System” will include anything incorporated in or used in connection with, or which is an attribute of, the Product, or the development thereof, including anything which affects or may affect the pharmacodynamics, pharmacokinetics, stability or absorption of a therapeutic agent or the formulation, stabilization or use of a therapeutic agent in the System (in each case other than the Drug itself, any formulation of the Drug itself provided to ALZA by BioMedicines created by BioMedicines not under or as a result of the Program or any other therapeutic agent not physically incorporated into or onto the System).

1.10                        “Technical Information” shall mean know-how, ideas, trade secrets, inventions (including patents covering such inventions), data, technology and information, including improvements and modifications to any thereof, processes and analytical methodology used in development, testing, analysis and manufacture, and medical, clinical, toxicological and other scientific data developed or acquired by either party under or as a result of the Program.  Notwithstanding the foregoing, Technical Information will not include trademarks or Regulatory Data.

2.                                      PRODUCT DEVELOPMENT PROGRAM.

2.1                               Promptly after execution of this Agreement and receipt from BioMedicines of Drug and the materials described in Section 2.3, the parties will commence the Program.  In connection with the Program, the parties will make available appropriate scientific,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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engineering and other personnel to perform tasks under the Program.  The parties will use diligent efforts to carry out the Program, will participate in periodic conferences to review its status and will cooperate in the prompt preparation and review of, and discussion concerning, work plans and cost estimates and revisions thereto as further described in Section 2.2.

2.2                               The initial work plan for, and the initial cost estimate for ALZA’s activities under the Program is attached hereto as Exhibit B.  The parties understand and agree that it is difficult to accurately predict the activities that will be necessary to develop the Product, or the cost thereof, and significant uncertainties exist in any product development effort.  As a result, any such work plan and cost estimate will be diligently reviewed and revised from time to time in order that it remain a faithful best-estimate of work to be done by the parties under the Program and, with regard to ALZA’s activities, the Development Costs thereof.

2.3                               In connection with the Program, BioMedicines will provide to ALZA, at no charge to ALZA, such quantities of Drug which ALZA may reasonably require to carry out its duties hereunder.  BioMedicines will provide ALZA with a Material Safety Data Sheet for the Drug and will complete and return ALZA’s Safety and Environmental Evaluation Questionnaire prior to commencement of the Program.  BioMedicines will also provide ALZA with all relevant information available and known to BioMedicines concerning the safety, handling, use, disposal and environmental effects of the Drug or as may be necessary to conduct the Program.  ALZA will provide BioMedicines with all relevant information available and known to ALZA concerning the safety, handling, use, disposal and environmental effects on the System or as may be necessary to conduct the Program.

BioMedicines will indemnify, defend and hold ALZA harmless from and against all liabilities, claims, demands, damages, losses, costs, expenses or money judgments (including reasonable attorneys’ fees) incurred by or rendered against ALZA and resulting from the use, storage or handling of the Drug under the Program, except to the extent that ALZA has not complied with written materials provided in advance by BioMedicines as described above.  Notwithstanding the foregoing, BioMedicines shall not be required to indemnify ALZA for actions by ALZA that represent willful misconduct, gross negligence or a material violation of the law.

2.4                               BioMedicines will pay to ALZA, on a monthly basis, all Development Costs incurred by ALZA in connection with the activities carried out under the Program.  ALZA will invoice BioMedicines on or before the fifteenth day of each month for the preceding month’s Development Costs.  All payments will be made within 30 days after the date of the invoice.  Notwithstanding the foregoing, BioMedicines will not be obligated to pay Development Costs in excess of those provided for in approved work plans and cost estimates, and ALZA will not be obligated to perform any work which would result in Development Costs exceeding such approved cost estimates.

2.5                               Each party will, for the term of this Agreement and for [ * ] after its expiration or termination for any reason, keep confidential and not disclose to others, and use only as permitted hereunder in connection with the Program, (a) all clinical study results resulting from activities under the Program (unless such results fall within the exceptions set forth in subsections (i), (ii) and (iii) in the last sentence of Section 1.1 above), (b) all of the other

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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party’s Confidential Information and (c) all Program Information (other than such clinical study results) owned by the other party.  Notwithstanding the foregoing, such information may be (i) disclosed to government and regulatory agencies where such information may be required to be included in patent applications or regulatory filings permitted under the terms of this Agreement; (ii) provided to third parties under agreements including appropriate confidentiality provisions for consulting, market research, manufacturing, development, and clinical testing with respect to the Product and similar activities under the Program; (iii) published if and to the extent such publication has been approved in writing by each of the parties (provided, however, results of clinical studies of the Product may be published without the prior written approval of both parties if and to the extent any such publication has been reviewed to ensure that no Confidential Information or Program Information (other than the results of clinical studies of the Product) has been disclosed and each party has been given at least 60 days to file a patent application to protect any patentable invention owned by it which would otherwise be disclosed in such publication); or (iv) disclosed to the extent required by applicable laws or regulations or as ordered by a court or other regulatory body having competent jurisdiction.  In each of the foregoing cases, the other party will use diligent efforts to limit the disclosure and maintain confidentiality to the extent reasonably possible.

2.6                               As part of the Program, BioMedicines may conduct clinical studies of the Product, at its sole cost and expense.  In such instances:

(a)                                  ALZA will have the right to review and comment upon all proposed protocols, forms of informed consent forms, investigator brochures and all forms of investigator agreements and contract research organization agreements (other than with respect to the financial arrangements under such agreements) for any clinical studies to be conducted by or on behalf of BioMedicines with respect to the Product.  ALZA agrees to provide its comments to BioMedicines in writing as soon as reasonably practicable but in any event within 30 days of receipt of such documents.  BioMedicines will make such changes in any such documents as may be reasonably requested by ALZA in writing with respect to the use of the System or any reference to or description of ALZA or to otherwise protect the rights or intellectual property interests of ALZA as described herein.

(b)                                  Clinical supplies shall be supplied by ALZA on a Development Cost basis and shall be manufactured in accordance with current Good Manufacturing Practices as defined from time to time by the Act (as defined in Section 2.8) or any successor laws or regulations governing the manufacture of clinical supplies of Product in the United States (“GMPs”).

(c)                                  In order to assist in obtaining patent protection for the Product outside the United States, unless otherwise agreed in writing by ALZA, prior to conducting any clinical study, BioMedicines will obtain from each participating subject or patient, a confidentiality agreement in the form attached hereto as Exhibit C and will deliver an executed copy thereof to ALZA.  If ALZA requires BioMedicines to obtain such an agreement, ALZA shall pay the cost of any translation thereof as required by applicable law or regulations.

(d)                                  Within a reasonable time after completion or termination of each clinical study, BioMedicines will deliver a final report concerning the study to ALZA.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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Publication of any data or information derived from the study, or any reports thereof, will be subject to the mutual agreement of the parties, (provided, however, results of clinical studies of the Product may be published without the prior written approval of both parties if and to the extent any such publication has been reviewed to ensure that no Confidential Information or Program Information (other than the results of clinical studies of the Product) has been disclosed and each party has been given at least 60 days to file a patent application to protect any patentable invention owned by it which would otherwise be disclosed in such publication).

(e)                                  If and to the extent that any clinical studies are undertaken pursuant to this Agreement, BioMedicines will indemnify, defend and hold ALZA harmless from and against any and all liabilities, claims, demands, damages, losses, costs, expenses or money judgments (including reasonable attorneys’ fees) incurred by or rendered against ALZA, and which arise out of or result from the clinical studies or the use, design or labeling of the Product in connection therewith, except as may arise from the gross negligence or willful misconduct of ALZA.  ALZA will give BioMedicines prompt notice in writing, in the manner set forth in Section 5.3 below, of any claim or demand made against ALZA for which ALZA may be entitled to indemnity under this Section 2.6.

(f)                                    If and to the extent that any clinical studies are undertaken pursuant to this Agreement, ALZA will indemnify, defend and hold BioMedicines harmless from and against any and all liabilities, claims, demands, damages, losses, costs, expenses or money judgments (including reasonable attorneys’ fees) incurred by or rendered against BioMedicines, which arise out of or result from the gross negligence or willful misconduct of ALZA or the failure by ALZA to deliver clinical supplies manufactured in accordance with GMPs as described in Section 2.6(b).  BioMedicines will give ALZA prompt notice in writing, in the manner set forth in Section 5.3 below, of any claim or demand made against BioMedicines for which BioMedicines may be entitled to indemnity under this Section 2.6.

2.7                               As part of the Program, ALZA will have the right, but not the obligation, to review and comment upon all regulatory filings proposed to be made by BioMedicines with respect to the Product, and BioMedicines will include any changes reasonably requested by ALZA with respect to the use of the System or any reference to or description of ALZA or to otherwise protect the rights or intellectual property interests of ALZA as described herein.  Such changes must be provided within 10 business days after ALZA’s receipt of the proposed filing from BioMedicines.  ALZA will have the right, but not the obligation, to participate in any meetings to be held with regulatory authorities with respect to the Product, and BioMedicines will promptly provide ALZA with copies of all correspondence from or to regulatory authorities concerning the Product.  If ALZA does elect to participate in any meeting, then ALZA shall promptly inform BioMedicines of its decision and agrees to coordinate its activities with BioMedicines in preparation for said meeting(s).  Notwithstanding the foregoing, unless otherwise agreed subsequently, BioMedicines shall be responsible for the conduct of all meetings with regulatory authorities regarding the Product.

2.8                               Each party will promptly notify the other party of any information that it obtains or develops regarding the efficacy or safety of the Product or the System but only insofar as such System-related information bears on the safety or efficacy of the Product.  ALZA and BioMedicines also agree to exchange adverse drug reaction reports in a manner and time frame

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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that will allow compliance with regulatory reporting requirements, including any requirements of the U.S. Food, Drug and Cosmetic Act, 21 U.S.C. 312 et seq., and regulations promulgated thereunder (the “Act”) (and, if applicable, the ICH guidelines) and ongoing safety review of the Product.  After execution of this Agreement but prior to the initiation of any clinical trial of the Product, the parties will agree in writing upon standard operating procedures for reporting adverse events to regulatory authorities and to each other.  BioMedicines agrees and acknowledges that ALZA may provide information it obtains under this Section 2.8 to ALZA’s other clients developing and/or marketing other products incorporating the System or similar delivery systems.

2.9                               Prior to [ * ], BioMedicines will not conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any drug delivery system for the controlled or sustained release of such [ * ] and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached hereto).  Prior to [ * ], ALZA will not conduct (by itself or with any third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ]) into any [ * ] drug delivery system and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached hereto) so long as BioMedicines is using diligent efforts to carry out the Program and is not otherwise in material breach of this Agreement.  Thereafter, neither party will conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) incorporating [ * ] drug delivery system and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached hereto).

3.                                      OWNERSHIP.

3.1                               Technical Information will be (a) the property of BioMedicines if and to the extent (i) [ * ] or (ii) [ * ], and (b) the property of ALZA [ * ].  [ * ] will be the property of BioMedicines, subject to the confidentiality obligations set forth in Section 2.5.

3.2                               Each party has the right, with respect to Program Information owned by the other party under Section 3.1, to use such information to carry out the Program during the term of this Agreement.  Each party has the right, with respect to Program Information owned by it under Section 3.1, to disclose and to license such Program Information to third parties; provided, however, that during the term of this Agreement, no such use will be inconsistent with the terms of this Agreement.

3.3                               In addition, if BioMedicines terminates this Agreement or determines not to proceed with the Program for any reasons other than (i) an uncured material breach of this Agreement by ALZA or (ii) the failure of the parties to enter into a definitive development and commercialization agreement on the terms in Exhibit D attached hereto (unless such failure is based on BioMedicines’ failure to negotiate such an agreement in good faith), BioMedicines hereby grants ALZA a worldwide, royalty-free, nonexclusive license in perpetuity to use all

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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Regulatory Data (including the right to cross-reference the Regulatory Data contained in the regulatory filings made in connection with the Program).

3.4                               Nothing in this Agreement shall provide or imply under any circumstance (i) the right of BioMedicines to use or license the System from ALZA; (ii) the right of ALZA to use or license [ * ] from BioMedicines; or (iii) the right of either party to otherwise use or license any intellectual property owned by the other party except as specifically provided in this Agreement concerning Program Information.

3.5                               Each party agrees to enter promptly into good faith negotiations with the other party for a definitive development and commercialization agreement, consistent with the terms set forth on Exhibit D attached hereto, and such additional terms and conditions as the parties will agree, covering the development and manufacture by ALZA and marketing by BioMedicines of the Product.

4.                                      TERM AND TERMINATION.

4.1                               This Agreement will remain in effect until such time as work is no longer being carried out under the Program in accordance with mutually approved work plans and cost estimates.

4.2                               BioMedicines may terminate this Agreement at any time upon not less than sixty (60) days’ written notice to ALZA.  ALZA may terminate this Agreement upon not less than thirty (30) days’ written notice to BioMedicines but only if BioMedicines fails to pay any amounts due to ALZA under this Agreement within thirty (30) days after the date of invoice or if BioMedicines is not proceeding diligently with the Program in accordance with Section 2.1 hereof.

4.3                               Termination of this Agreement will be without prejudice to ALZA’s right to receive from BioMedicines (i) payment of all Development Costs incurred prior to the effective date of the termination and (ii) all Program Information owned by it.  Termination of this Agreement by BioMedicines will be without prejudice to BioMedicines’ right to receive from ALZA all Program Information owned by it.  After termination of this Agreement by BioMedicines or termination by ALZA due to a breach of this Agreement by BioMedicines, BioMedicines will reimburse ALZA, within thirty (30) days after invoice, for any uncancellable obligations and expenses incurred by ALZA prior to such termination in connection with the Program and all costs incurred by ALZA in terminating the Program.

4.4                               Upon termination of this Agreement, ALZA will return all unused Drug to BioMedicines, if requested by BioMedicines in writing within thirty (30) days after termination, or otherwise will dispose of it at BioMedicines’ expense.

5.                                      MISCELLANEOUS.

5.1                               This Agreement will be governed by and construed in accordance with the laws of the State of California, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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5.2                               This Agreement will not be amended or modified except in a writing signed by each of the parties hereto.

5.3                               All notices, requests and other communications required or permitted to be given hereunder or with respect hereto will be in writing, and may be given by (i) personal delivery, (ii) registered first-class United States mail, postage prepaid by the sender, return receipt requested, (iii) overnight delivery service, charges prepaid by the sender, or (iv) via facsimile and, in each case, addressed to the other party at the address for such party as set forth below, and will be effective upon receipt in the case of (i) (iii) or (iv) above, and five days after mailing in the case of (ii) above.

If to ALZA:                                                                                 ALZA Corporation

1900 Charleston Road

Mountain View, CA  94043

Fax #: 650-564-7848

Attention:  General Counsel

If to BioMedicines:                                          BioMedicines, Inc.

1301 Marina Village Parkway

Suite 200

Alameda, CA  94501

Fax #: 510-814-0170

Attention:  Vice President, Chemical Development

Any party may change its address at which notice is to be received by written notice provided pursuant to this Section 5.3.

5.4                               Each party will be responsible for assuring that all applicable rules, laws and regulations are met in the performance of its respective duties hereunder.

5.5                               This Agreement, together with the exhibits hereto, sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, whether oral or in writing; provided, however, that the provisions of the Confidentiality Agreement (other than with respect to the term of confidentiality which is hereby amended to extend to the term of this Agreement and for [ * ] after its expiration or termination for any reason) will remain in full force and effect with respect to Confidential Information (as such term is defined therein) disclosed prior to the date hereof.

5.6                               Neither party will originate any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the existence or terms of this Agreement, including its existence, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, except such announcements, as in the opinion of the counsel for the party making such announcement, are required by law, including United States securities laws, rules or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld.  If a party decides to make an announcement it believes to be required by law with respect to this

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

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Agreement, it will give the other party such notice as is reasonably practicable and an opportunity to comment upon the announcement.  In addition, neither party will disclose the existence of this Agreement, any of the subject matter hereof, or any of the terms hereof to any third party without the prior written consent of the other party, except as otherwise provided in Section 2.5.

5.7                               The provisions of Sections 1, the last sentence of 2.3, 2.5, 2.6(d), (e) and (f), the first sentence of 2.8, 3.1, the second sentence of Section 3.2, 3.3, 3.4, 4.3, 4.4, 5.1, 5.3, 5.4, 5.5 , 5.6, 5.8, 5.9, 5.10, 5.11 and 5.12 and this Section 5.7 will survive the termination for any reason of this Agreement.  Except as specifically provided in this Agreement, neither party will be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

5.8                               In the event that any provision of this Agreement (other than any provision regarding confidentiality of the ownership of intellectual property) shall be invalid or unenforceable under any controlling body of the law, the validity or enforceability of the remaining provisions shall remain unaffected.

5.9                               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

5.10                        The failure of either ALZA or BioMedicines to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a subsequent failure to perform any term or condition by BioMedicines or ALZA, respectively.

5.11                        The titles or headings of various numbered or un-numbered Sections in this Agreement are for reference only and do not limit or modify the substance of the Agreement in any way.

5.12                        Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling nor performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, insurrections, riots, civil commotions, lockouts, acts of God or any other cause beyond the reasonable control of such party.

In Witness Whereof, the parties have executed this Agreement as of the date first set forth above.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Alza Corporation		Biomedicines, Inc.

By:	/s/ Robert M. Myers	By:	/s/ Mark Moran
Robert M. Myers
	Title: Senior Vice President,		Title:	Chief Executive Officer
Commercial Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Exhibit A

Development Costs

Development Costs are equal to the sum of (i) research expenses, (ii) general and administrative expenses and (iii) capital asset expenditures.

(i)                                    Research expenses include both direct expenses and indirect expenses.

(a)                                  Direct expenses include direct [ * ] in connection with the Program.

(b)                                  Indirect expenses include [ * ].

Examples of items included in direct and indirect expenses are listed on Exhibit A-1

(ii)                                General and administrative expenses are allocated among the [ * ] organizations.  The portion allocated to the research and product development organization is then allocated to all [ * ]

Examples of items included in general and administrative expenses are listed on Exhibit A-1.

(iii)                            Capital asset expenditures are the actual costs of new capital assets acquired specifically for the project.

*  This fixed billing rate will not be changed prior to [ * ] and, if changed on or after [ * ], such changes will be limited to not more than [ * ] change per calendar year and shall be a maximum of [ * ] of the rate in effect at the time of the increase.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Exhibit A-1

Examples of
Research Expenses

Direct Expenses

[ * ]

Indirect Expenses

[ * ]

Examples of
General and Administrative Expense

[ * ]

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Exhibit B

Work Plan And Cost Estimates

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Exhibit C

Form of (Patient) (Subject) Letter of Confidentiality

Dear Volunteer:

I would like to discuss with you the possibility of you participating in a clinical study to evaluate the safety and efficacy of a new product.  This study is being sponsored by the company that is developing the new product, and I will be participating in this study as an investigator.  I believe, based on your medical records, that you would qualify as a participant in this study although a final determination of your qualification cannot be made until a screening evaluation is done.

At this time, information about this new product and the study is being kept confidential by the company sponsoring the study in order to protect the sponsor’s early work in the development of this product.  I therefore ask that you confirm by signing this letter that you will respect the sponsor’s desire to keep any information relating to the new product and the clinical study confidential until the sponsor releases the information to the public.

The sponsor recognizes that your health and well-being are of primary importance and does not want to prevent you from discussing information about the study, the product and its effect on you with your health care providers and other persons involved in the study.  Instead, what you are agreeing to do is not to disclose any information about the product or this study to anyone else.

Signing this letter does not mean that you are required to participate in the study, or that you must stay in the study if you begin to participate in the study.  It merely means that you will keep information relating to the product or this study confidential, whether or not you participate in the study.

If you are willing to agree to maintain the confidentiality of this information, please return this letter fully signed (including the date and your full name) to me.  I will then be free to discuss this matter in greater detail with you.

Very truly yours,

(Investigator)

I agree with the confidential treatment of information as discussed above:

Signature

(Type in Patient/Subject Name)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Date:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Exhibit C-1a

(Alternative Form for Minor Patients/Subjects)

Form of (Patient) (Subject) Letter of Confidentiality

Dear Volunteer:

I would like to discuss with you the possibility of you testing a new type of medicine. The sponsor of this test has not made any public announcement about this new medicine so I am asking you and your parent or guardian to agree not to discuss with other people the information I may give you about the new medicine.

If you would like me to tell you about this new medicine, you should talk with your parents or guardian.  If you and your parents or guardian agree that you would like to be a part of this test, please sign this letter for me.

Very truly yours,

(Investigator)

I agree with the confidential treatment of information as discussed above:

Signature

(Type in Patient/Subject Name)

Date:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Exhibit C-1b

Form of Parent or Guardian Letter of Confidentiality

Dear Parent or Guardian:

I would like to discuss with you the possibility of your minor child/ward participating as a volunteer in a clinical study to evaluate the safety and efficacy of a new product.  This study is being sponsored by the company that is developing the new product, and I will be participating in this study as an investigator.  I believe, based on the child’s medical records, that (s)he would qualify as a participant in this study although a final determination of qualification cannot be made until a screening evaluation is done.

At this time, information about this new product and the study is being kept confidential by the company sponsoring the study in order to protect the sponsor’s early work in the development of this product.  I therefore ask that you confirm by signing this letter that you will respect the sponsor’s desire to keep any information relating to the new product and the clinical study confidential until the sponsor releases the information to the public.

The sponsor recognizes that the health and well-being of the child are of primary importance and does not want to prevent the discussion of information about the study, the product and its effect on the child with his/her health care providers and other persons involved in the study.  Instead, what you are agreeing to do is not to disclose any information about the product or this study to anyone else.

Signing this letter does not mean that the child is required to participate in the study, or that (s)he must stay in the study if (s)he begins to participate in the study.  It merely means that you will keep information relating to the product or this study confidential as described above, whether or not the child participates in the study.

If you are willing to agree to maintain the confidentiality of this information, please return this letter fully signed (including date and your full name) to me. The child has been asked to sign a separate letter.   When you sign this letter and the child signs his/her letter, I will be free to discuss this matter in greater detail with you and the child.

Very truly yours,

(Investigator)

I agree with the confidential treatment of information as discussed above:

Signature (Parent or Guardian)

(Type in Name of Parent or Guardian)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Exhibit D

Term Sheet

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Key Terms For
Product Development and Commercialization Agreement

DUROS® Interferon-omega

Parties:	ALZA Corporation (together with its affiliates, “ALZA”) and BioMedicines, Inc. (“BioMedicines”).

Product:	A product (the “Product”) combining BioMedicines’ proprietary Interferon-omega (the “Drug”) and ALZA’s proprietary DUROS® drug delivery system (the “System”).

Territory:	Worldwide, divided into four Subterritories:

Subterritory A: [ * ]
Subterritory B: [ * ]
Subterritory C: [ * ]
Subterritory D: [ * ]

Agreement:	Product Development and Commercialization Agreement.

Product Development Program:

ALZA will undertake the development of the Product in accordance with work plans and cost estimates approved by BioMedicines. BioMedicines will have the right to pre-approve all work plans and cost estimates and will reimburse ALZA on a monthly basis for its Development Costs. The development program will proceed with diligence through product development and regulatory approval of the Product in Major Market Countries* in accordance with a reasonable regulatory strategy communicated by Biomedicines to ALZA.

Commercialization Rights and Term:	Upon receipt of regulatory approvals, BioMedicines will proceed with diligence to commence and continue diligent commercialization of the Product during the term of the Agreement as follows:

Basic Term: BioMedicines will be granted the exclusive right to market the Product until (i) in each of Subterritories A, B, and C, [ * ] after the first commercial sale of the Product in the first Major Market Country of such Subterritory, and (ii) in Subterritory D, [ * ] after the first commercial sale of the Product in the first Major Market Country anywhere in the Territory. BioMedicines shall have the right to assign or transfer such right to a third party, subject to ALZA’s approval, such approval not to be unreasonably withheld (it being understood that reasonable bases for withholding such approval shall include, without limitation, a transfer to a competitor of ALZA in the drug delivery business, a transfer to a company with whom ALZA is engaged in significant litigation, or any other legitimate business reason).

*France, Germany, Italy, Japan, United Kingdom and United States.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Extended Term:  At its election, BioMedicines may continue its commercialization rights on an exclusive basis, or convert to nonexclusive commercialization rights, after the Basic Term, on a Subterritory-by-Subterritory basis.  Such election will be made on an annual basis, at least 90 days before the end of each calendar year (beginning with the last year of the Basic Term).  Once BioMedicines has elected to convert to nonexclusive rights for any Subterritory, BioMedicines may not reconvert to exclusive rights for such Subterritory.

Upfront Payments:	None.

Milestone Payments:	[ * ], due upon initiation of the first [ * ] .

[ * ] , due upon submission of first application for regulatory approval to market the Product in the [ * ].

[ * ] , due upon first regulatory approval to market the Product in the [ * ].

[ * ], due upon the first commercial sale of the Product in a Major Market Country.

[ * ], due when cumulative worldwide Net Sales** in four consecutive calendar quarters first exceed [ * ].

[ * ], due when cumulative worldwide Net Sales in four consecutive calendar quarters first exceed [ * ]; provided, however, that if such milestone is reached within 12 months of the prior milestone being reached, such milestone shall not be due until 12 months after the prior milestone payment of [ * ] became due.

**        “Net Sales” will mean the total amount billed or invoiced in United States dollars (or converted thereto in accordance with the Definitive Agreement) on sales of the Product by BioMedicines or any of its affiliates, assignees, transferees, distributors or marketing partners (or their affiliates) to independent, unrelated third parties such as wholesalers, hospitals, and others, in bona fide arm’s length transactions, less the following deductions, in each case related specifically to the Product and actually allowed and taken by such third parties and not otherwise recovered by or reimbursed to BioMedicines or any of its affiliates, assignees, transferees, distributors or marketing partners (or their affiliates):  (i) trade, cash and quantity discounts; (ii) taxes on sales (such as sales or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced; (iii) freight, insurance and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced; and (iv) amounts repaid or credited by reason of rejections, defects, recalls or returns or because of retroactive price reductions or wholesaler chargebacks. Net Sales will also include the fair market value of all other consideration received by BioMedicines in respect of the Product or by any of its affiliates, assignees, transferees,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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distributors or marketing partners (or their affiliates) with respect to the Product, in each case whether such consideration is in cash, payment in kind, exchange or other form.

[ * ], due when cumulative worldwide Net Sales in four consecutive calendar quarters first exceed [ * ]; provided, however, that if such milestone is reached within 12 months of the prior milestone being reached, such milestone shall not be due until 12 months after the prior milestone payment of [ * ] became due.

Exclusivity:

Prior to [ * ], BioMedicines will not conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any [ * ] for the controlled or sustained release of such [ * ] and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product.

Prior to [ * ] , ALZA will not conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any [ * ] and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product so long as BioMedicines is not in material breach of this Agreement. In negotiations for the Agreement, the parties will discuss, without obligation on either side, incentives for ALZA to extend the foregoing exclusivity period.

Thereafter, neither party will [ * ] with respect to any product (other than the Product) incorporating [ * ] and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product.

Product Payments:

During the Basic Term: In addition to the supply price for the Product described below, BioMedicines will make quarterly payments (“Product Payments”) to ALZA in each calendar year based on Net Sales of the Product, at a percentage rate, determined as provided below, of the aggregate worldwide Net Sales of the Product for the immediately preceding calendar year:

If Worldwide Net Sales of the Product in Year X are ($ U.S. million):	The Payment Rate For Year X + 1 will be the following% of Net Sales:

Less than [ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ]	[ * ]
[ * ] or more	[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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For clarification, for the calendar year in which the Product is first sold commercially, the payment rate will be [ * ] of Net Sales.

During the Extended Term:  For any Subterritory for which BioMedicines elects to maintain exclusive commercialization rights after the Basic Term, Product Payments will continue to be determined in the same manner as during the Basic Term.  For any Subterritory for which BioMedicines elects to convert to nonexclusive commercialization rights after the Basic Term, Product Payments will be reduced by [ * ] of the rates for the Basic Term.  For example, assuming worldwide Net Sales in Year X were less than [ * ], the payment rate would be [ * ] of Net Sales in Year X + 1 for any Subterritory as to which BioMedicines elects nonexclusive rights.

Minimum Payments:

On a Subterritory by Subterritory basis, BioMedicines will make quarterly Minimum Payments to ALZA equal to [ * ] of projected quarterly Net Sales of Product in each of Subterritories A, B, and C (such projected Net Sales to be based on reasonably anticipated timing of regulatory approvals and sales projections).  Such quarterly Minimum Payments will be established no later than the date of submission of the first application for regulatory approval to market the Product, and will be fully creditable against quarterly Product Payments due for the quarter in which the Minimum Payments are made.  No minimum payments will be due for Subterritory D.

Manufacture and Supply:

ALZA will manufacture BioMedicines’ requirements of the Product.  The parties will begin to negotiate in good faith fixed supply prices (which may include annual price increases in accordance with the U.S. Producers’ Price Index) promptly after the manufacture and acceptance by BioMedicines of three batches of the Product which meet the then-current guidelines of the International Committee on Harmonization (“ICH”), or successor organization, or regulatory requirements of the U.S. Food and Drug Administration, whichever are more stringent.  Until the parties agree upon a supply price, the supply price will be [ * ] of ALZA’s standard manufacturing cost. BioMedicines will supply Drug to ALZA at [ * ].

Proprietary Rights:

The provisions regarding ownership of Program Information will be identical to those in Article 3 of the Interim Development Agreement between the parties, including a license to Regulatory Data for ALZA under the terms set forth in Section 3.3 of the Interim Development Agreement in each Subterritory in which BioMedicines no longer retains exclusive commercialization rights to the Product.

Indemnification:

BioMedicines will indemnify ALZA for claims arising from the use or sale of the Product, except to the extent due to ALZA’s gross negligence or intentional misconduct, illegal act or failure to manufacture Product in accordance with cGMP.  ALZA will warrant that, at the time of shipment, Product manufactured by ALZA will meet the NDA or BLA

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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specifications, will be manufactured in accordance with cGMP, and will not be adulterated or misbranded due to any action, or failure to act, of ALZA.  ALZA will indemnify BioMedicines for breach of this warranty, subject to certain limitations to be negotiated in good faith and included in the Agreement. BioMedicines will make parallel warranties with respect to Drug and will indemnify ALZA for breach of these warranties, subject to certain limitations to be negotiated in good faith and included in the Agreement.

Termination:	BioMedicines may terminate the Agreement at any time upon [ * ] written notice to ALZA.

THIS DOCUMENT OUTLINES THE GENERAL BUSINESS TERMS FOR THE AGREEMENT.  OTHER TERMS AND CONDITIONS WILL APPLY.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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COMPANY LETTERHEAD

May 10, 2002

BioMedicines, Inc.

2000 Powell Street, Suite 1640

Emeryville, CA 94608

Re:          Amendment No. 1 to lnterim Development Agreement Effective November 8, 2000
ALZA Contract # 20001780-1

Ladies and Gentlemen:

ALZA Corporation (“ALZA”) and BioMedicines, Inc. (“BioMedicines”) desire to amend the Interim Development Agreement between the parties effective November 8, 2000 (the “Agreement”).  Accordingly, effective immediately, Section 2.5 of the Agreement is hereby amended by adding the following sentence at the end of that section: “Additionally, ALZA may disclose Confidential Information to affiliated companies controlling, under the control of, or under common control with ALZA, if such companies are bound by obligations of confidentiality at least as stringent as those set forth herein.”

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement. Except as expressly amended herein, the Agreement shall remain unchanged and in full force and effect.

If the foregoing is acceptable, please have both copies of this Amendment executed and dated by an authorized corporate officer and return one fully executed original to ALZA.

Very truly yours,

ALZA Corporation

/s/ Erik Wiberg

Erik D. Wiberg
Vice President, Business Development

AGREED TO AND ACCEPTED THIS 20th DAY OF May , 2002

BioMedicines, Inc.

By:	/s/ S. M. Moran

Title:	CEO

COMPANY LETTERHEAD

August 6, 2002

BioMedicines, Inc.

2000 Powell Street, Suite 1640

Emeryville, CA 94608

Re:          Amendment No. 2 to lnterim Development Agreement Effective November 8, 2000
ALZA Contract # 20001780-2

Ladies and Gentlemen:

ALZA Corporation (“ALZA”) and BioMedicines, Inc. (“BioMedicines”) desire to amend the Interim Development Agreement dated November 8, 2000 between the parties (as amended, the “Agreement”) to revise the description of “Development Costs” in Exhibit A, to extend the period of expanded exclusivity and to provide for a milestone payment. Accordingly, effective immediately, the Agreement is hereby amended as follows:

1.             Beginning on the first full monthly invoicing cycle following ALZA’s receipt of this fully executed Amendment No. 2, Exhibits A and A-1 will be replaced with Schedule A attached hereto, and all references to “Exhibit A” in the Agreement will be to Schedule A.

2.             Section 2.9 of the Agreement is deleted in its entirety and replaced with the following:

“2.9         Until the first to occur of: (i) ALZA’s first shipment of Product for the [ * ] of the Product, (ii) the [ * ] of the [ * ] of a [ * ] for the Product by [ * ] or (iii) [ * ], BioMedicines will not conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any drug delivery system for the controlled or sustained release of such [ * ] and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached to the Agreement).

Until the first to occur of: (i) ALZA’s first shipment of Product for the [ * ] of the Product, (ii) the [ * ] of the [ * ] of [ * ] for the Product by [ * ] or (iii) [ * ], ALZA will not conduct (by itself or with any third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any [ * ] drug delivery system and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached to the Agreement) so long as BioMedicines is using diligent efforts to carry out the Program and is not otherwise in material breach of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Thereafter, neither party will conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) incorporating [ * ] drug delivery system and intended for commercialization in any subterritory in which BioMedicines retains exclusive commercialization rights to the Product (as described in Exhibit D attached to the Agreement).”

3.             The “Exclusivity” section of Exhibit D of the Agreement is deleted in its entirety and replaced with the following:

“Exclusivity: Until the first to occur of: (i) ALZA’s first shipment of Product for the [ * ] of the Product, (ii) the [ * ] of the [ * ] of [ * ] for the Product by [ * ] or (iii) [ * ], BioMedicines will not conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any drug delivery system for the controlled or sustained release of such [ * ] and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product.

Until the first to occur of: (i) ALZA’s first shipment of Product for the [ * ] of the Product, (ii) the [ * ] of the [ * ] of [ * ] for the Product by [ * ] or (iii) [ * ], ALZA will not conduct (by itself or with any third party) any material development or commercialization activities with respect to any product (other than the Product) which incorporates any [ * ] into any [ * ] drug delivery system and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product, so long as BioMedicines is not in material breach of this Agreement.

Thereafter, neither party will conduct (by itself or with a third party) any material development or commercialization activities with respect to any product (other than the Product) incorporating [ * ] drug delivery system and intended for commercialization in any Subterritory in which BioMedicines retains exclusive commercialization rights to the Product.”

4.             A new Section 6 is added to the Agreement to read as follows:

“6.           Milestone Payment. BioMedicines will make a one-time, noncreditable, nonrefundable milestone payment to ALZA of $1,500,000 (One Million, Five Hundred Thousand Dollars) within 30 days of BioMedicines first entering into an agreement with any third party under which such third party obtains the right to market the Product in any one or more of the following major market countries:   [ * ].”

Except as expressly amended hereinabove, the Agreement shall remain unchanged and in full force and effect.

If the foregoing is acceptable, please have both copies of this Amendment No. 2 executed and dated by an authorized corporate officer and return one fully executed original to ALZA.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Very truly yours,

ALZA Corporation

/s/ Erik Wiberg

Erik D. Wiberg
Vice President, Business Development

APPROVED AND ACCEPTED THIS 8 th DAY OF August , 2002

BioMedicines, Inc.

By:	/s/ S. M. Moran

Title:	CEO

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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SCHEDULE A

DEVELOPMENT COSTS

Development Costs are equal to the sum of (i) direct labor and overhead costs and (ii) out-of-pocket expenses and (iii) capital asset expenditures.

(i) Direct labor and overhead costs include [ * ]. Direct labor and overhead costs are billed using an all inclusive FTE rate as follows:

The annual rate will be based upon a fixed rate* of [ * ].

(ii) Out-of-pocket expenses include [ * ].

(iii) Capital asset expenditures are the actual costs of new capital assets acquired specifically for the Program.

* This fixed billing rate will not be changed prior to [ * ] and, if changed on or after [ * ], such changes will be limited to not more than [ * ] per calendar year and shall be a maximum of [ * ] of the rate in effect at the time of the increase.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

COMPANY LETTERHEAD

December 30, 2002

BioMedicines, Inc.

2000 Powell Street, Suite 1640

Emeryville, CA 94608

Re:          Amendment No. 3 to Interim Development Agreement

Effective November 8, 2000

ALZA Contract # 20001780-3

Ladies and Gentlemen:

ALZA Corporation (“ALZA”) and BioMedicines, Inc. (“BioMedicines”) desire to amend the Interim Development Agreement effective November 8, 2000 between the parties (as amended, the “Agreement”). Accordingly, effective immediately, the Agreement is hereby amended as follows:

5.             (a)           Notwithstanding Section 2.4 of the Agreement, beginning on [ * ] and continuing until the end of the month in which the first subject is dosed in the first [ * ] human clinical study of the Product, but in any event no later than [ * ], BioMedicines shall pay to ALZA, on a monthly basis, [ * ] of the Development Costs invoiced consisting of [ * ] and [ * ] of the Development Costs invoiced consisting of [ * ] .

(b)           After the end of the month in which the first subject is dosed in the first     [ * ] human clinical study of the Product, but in any event no later than [ * ], BioMedicines will again pay to ALZA, on a monthly basis, [ * ] of all Development Costs invoiced, as described in Section 2.4 of the Agreement.

6.             A new Section 7 is added to the Agreement to read as follows:

“7.           Milestone Payment.  BioMedicines will make a one-time, noncreditable, nonrefundable milestone payment to ALZA equal to [ * ] of the Development Costs consisting of [ * ] invoiced for the period described in Section 1(a) of Amendment No. 3 within thirty days of the first to occur of (i) ALZA’s first shipment of Product meeting the specifications agreed to by the parties for the [ * ] of the Product or (ii) the [ * ] of the [ * ] of [ * ] for the Product by [ * ].”

Except as expressly amended hereinabove, the Agreement shall remain unchanged and in full force and effect.

If the foregoing is acceptable, please have both copies of this Amendment No. 3 executed and dated by an authorized corporate officer and return one fully executed original to ALZA.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

Very truly yours,

/s/ Erick Wiberg

Erik D. Wiberg
Vice President, Business Development

APPROVED AND ACCEPTED THIS 30 DAY OF December , 2002.

BioMedicines, Inc.

By:	/s/ S. M. Moran

Title:	CEO

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.

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Amendment No. 4 to Interim Development Agreement

ALZA Corporation (“ALZA”) and BioMedicines, Inc. (“BioMedicines”) desire to amend the Interim Development Agreement dated November 8, 2000 between the parties (as amended the “Agreement”).  Accordingly, effective immediately, the Agreement is hereby amended as follows:

1.             The references in Section 2.9 and in Exhibit D of the Agreement to “[ * ]”, describing the periods during which the parties will deal with each other exclusively in certain defined areas, are deleted and replaced with “[ * ].”

2.             Section 7 of the Agreement, providing for a milestone payment from BioMedicines to ALZA, is deleted in its entirety.

Except as expressly amended herein above, the Agreement shall remain unchanged and in full force and effect.

ALZA Corporation

/s/ Erick. D. Wiberg		Dated:	May 19, 2004
Erick D. Wiberg
Vice President, Pharmaceutical Group
Business Development

BioMedicines, Inc.

By:	/s/ K. Alice Leung	Dated:	May 26, 2004

Title:	K. Alice Leung, President & CEO

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Exchange Act of 1933, as amended.